amerantbank.com Investor Update As of September 30, 2021

2 amerantbank.com Forward-Looking Statements This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including statements regarding the proposed clean-up merger (the "Merger"), the Class A Repurchase Program, the Company’s ability to obtain shareholder approval for the Merger, regarding the outsourcing agreement with FIS, our ability to achieve savings and greater operational efficiencies and to achieve our efficiency targets, as well as statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward- looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future. Forward-looking statements, including those as to the Merger, the Class A Repurchase Program, those relating to our new outsourcing relationship with FIS and the expected benefits of that relationship, as well as other statements as to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward- looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2020, in our quarterly report on Form 10-Q for the quarter ended June 30, 2021 and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including as of and for the three and nine month periods ended September 30, 2021 and 2020, may not reflect our results of operations for our fiscal year ending, or financial condition as of December 31, 2021, or any other period of time or date. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as "pre-provision net revenue (PPNR)", “Core pre-provision net revenue (Core PPNR)”, “core noninterest income”, “core noninterest expense”, “core net income (loss)”, “core net income (loss) per share (basic and diluted)”, “core return on assets (ROA)”, “core return on equity (ROE)”, and “core efficiency ratio”. This supplemental information is not required by, or are not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures” and they should not be considered in isolation or as a substitute for the GAAP measures presented herein. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance, especially in light of the additional costs we have incurred in connection with the Company’s restructuring activities that began in 2018 and have continued into 2021, including the effect of non-core banking activities such as the sale of loans and securities, and other non-recurring actions intended to improve customer service and operating performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. Important Notices and Disclaimers

3

About Us

History
- Founded in 1979
- Completed IPO in Dec. 2018
- Rebranded as Amerant in June 2019

Headquarters
- Coral Gables, FL

Employees
- 733 FTEs (AMTB: 681 / AMTM: 52)

Footprint
- 24 branches throughout South Florida and Houston as of 10/15/21

Market Share
- Second largest community bank headquartered in Florida

Assets
- $7.49 billion

Deposits
- $5.63 billion

AUM
- $2.2 billion under management/ custody

Geographic Mix

September 30, 2021


Loans
2%
98%
Deposits
45%
55%
Domestic
International

Financial Highlights

(in millions, except per share data and percentages)	3Q21 YTD	2020	2019	2018
Balance Sheet				
Assets	$ 7,489	$ 7,771	$ 7,985	$ 8,124
Loans	5,479	5,842	5,744	5,920
Deposits	5,626	5,732	5,757	6,033
Tangible Common Equity [1]	790	762	813	726
Income Statement				
Net Income (Loss) attributable to the Company [2]	$ 47.5	$ (1.7)	$ 51.3	$ 45.8
Core Net Income (Loss) [1]	$ 47.5	$ (7.0)	$ 51.8	$ 58.0
Core Pre-provision net revenue [1]	$ 51.0	$ 71.0	$ 61.4	$ 71.1
Net Income (Loss) per Share - Basic	$ 1.27	$ (0.04)	$ 1.21	$ 1.08
Core Net Income (Loss) per Share - Basic [1]	$ 1.27	$ (0.17)	$ 1.22	$ 1.36
ROA	0.83 %	(0.02)%	0.65 %	0.55 %
Core ROA [1]	0.83 %	(0.09)%	0.65 %	0.69 %
ROE	8.01 %	(0.21)%	6.43 %	6.29 %
Core ROE [1]	8.01 %	(0.83)%	6.49 %	7.97 %
Efficiency Ratio [3]	74.3 %	68.0 %	77.5 %	78.8 %
Core Efficiency Ratio [1][3]	73.6 %	70.1 %	76.9 %	74.0 %
Capital				
Common equity tier 1 capital ratio	12.3 %	12.6 %	12.6 %	11.1 %
Tangible Common Equity Ratio	10.6 %	10.2 %	10.2 %	9.0 %
Stockholders' book value per common share	$ 21.68	$ 19.35	$ 19.35	$ 17.31
Tangible Book Value per Common Share [1]	$ 21.08	$ 18.84	$ 18.84	$ 16.82
Asset Quality				
Non-performing Assets [4] / Assets	1.24 %	1.13 %	0.41 %	0.22 %
Net charge offs / Average Total Loans [5]	0.42 %	0.52 %	0.11 %	0.18 %

(1) See Appendix 2 "Non-GAAP Financial Measures Reconciliations" for a reconciliation of these non-GAAP financial measures to their GAAP counterparts.
(2) Includes 49% minority interest of Amerant Mortgage LLC.
(3) Efficiency ratio is the result of noninterest expense, respectively divided by the sum of noninterest income and net interest income
(4) Non-performing assets include all accruing loans past due 90 days or more, all nonaccrual loans, restructured loans that are considered "troubled debt restructurings" or "TDRs", and OREO properties acquired through or in lieu of foreclosure
(5) Calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan origination fees and costs, excluding the allowance for loan losses

amerantbank.com

AMERANT

4 amerantbank.com Established Franchise in Attractive Markets Pathway to Strong Profitability Significant Fee Income Platform Well-Positioned Loan Portfolio Strong and Diverse Deposit Base Investment Opportunity Highlights • Long history with strong reputation and deep customer relationships • Presence in high- growth markets of South Florida and Houston, Texas • Seasoned management team and board • Second largest community bank headquartered in Florida (1) • Growing domestic deposit base (approximately 1% CAGR since 2018) • Low-cost international customer deposits are a strategic advantage (0.13% average cost in the first nine months of 2021) • Retaining international deposits by adding new and revamped product bundles and services, and improved customer experience • Loan book well- diversified across various asset classes and markets • Strong reserve coverage and disciplined credit culture • High level of relationship lending • Solid risk management to allow adjustments based on market conditions • Wealth management and brokerage platform with accompanying trust and private banking capabilities • Partnership with fintech Marstone to power the digital wealth management platform and further improve banking relationships • Emphasizing growth in treasury management and other commercial fee generating opportunities • Launched mortgage operations through Amerant Mortgage, LLC. in May 2021 • Dynamic initiatives to improve ROA/ROE through efficiency, fee income, and other levers • Proactive strategy to enhance financial performance as part of a multi-year shift towards increasing core domestic growth and profitability • Ongoing digital transformation to adapt to a new competitive environment (1) Community banks include those with less than $10 billion in assets. Source: S&P Market Intelligence - June 2021 (2) See Appendix 2 ”Non-GAAP Financial Measures Reconciliations" for a reconciliation of this non-GAAP financial measure to its GAAP counterpart

5 amerantbank.com Jerry Plush Vice-Chairman & Chief Executive Officer Carlos Iafigliola Executive Vice President & Chief Financial Officer Alberto Capriles Executive Vice President & Chief Risk Officer Miguel Palacios Executive Vice President & Chief Business Officer Laura Rossi Senior Vice President & Head of Investor Relations Experienced Management Team • Executive Vice President and Chief Business Officer since February 2018 • 29 years with MSF / AMTB • Executive Vice President and Chief Risk Officer since 2015 • 25 years with MSF / AMTB • Executive Vice President and Chief Financial Officer since May 2020 • 23 years with MSF / AMTB • Vice-Chairman & Chief Executive Officer since March 2021 • Served as Executive Vice-Chairman from Feb 2021 until Mar 2021 and has served on the Board of Directors since July 2019 • Senior Vice President and Head of Investor Relations since March 2018 • 16 years with MSF / AMTB

Growing and Attractive Markets

6

Branch Footprint [1]

October 2021

Florida

17 banking centers



Texas

7 banking centers


Champions
FM 1960 West
Katy
Town and Country
Tanglewood
South Shepherd
Sugar Land

Deposit Market Share [2]

June 30, 2021

Market		Deposits ($mm)	% of AMTB	Market Share %
Miami-Dade, FL [3]		4,686	82.1	2.6
Broward, FL		$326	5.7	0.5
Palm Beach, FL		$115	1.7	0.2
Florida	**$**	**5,127**	**90 %**	**1.9 %**

Market		Deposits ($mm)	% of AMTB	Market Share %
Harris, TX [4][5]		$584	0.1	0.8
Texas	**$**	**584**	**10 %**	**0.8%**

Market Demographics

2010 – 2021 Est. Population Change


12.9%
22.2%
7.2%
Miami
Houston
U.S.

2021 – 2026 Est. Population Change


5.4%
7.6%
2.9%
Miami
Houston
U.S.

Amerant is the largest community bank in the Miami-Dade MSA [6]

(1) The Company closed its Wellington branch on October 15, 2021
(2) Deposit Market Share data and number of branches is as of June 30, 2021. For the current number of branches see Branch Footprint
(3) Includes brokered deposits of $531 million as of June 30, 2021
(4) Includes the Katy, TX branch. The city of Katy is in Harris, Fort Bend, and Waller Counties and the new facility serves nearby areas of these counties
(5) Our Sugar Land, TX branch also serves Fort Bend County and our Katy, TX branch lies adjacent to this market
(6) Community banks include those with less than $10 billion in assets

Sources: Deposit data from FDIC as of June 30, 2021 (Bank-level). Market demographics, and county data and market share from S&P Global. Market Intelligence as of June 30, 2021

amerantbank.com

AMERANT

7 amerantbank.com • All capital ratios are above "well capitalized" levels • Announced Company's intention to effect a clean-up merger in order to have just one class of common stock going forward; called special meeting of shareholders to take place on Nov. 15, 2021 • Board of Directors approved new Class A repurchase program ($50 million) to commence in 4Q21. Class B repurchase program was terminated. Performance Highlights 3Q21 Capital Business • Core pre-provision net revenue (PPNR)(1) was $18.3 million compared to $16.9 million in 2Q21 • Net income attributable to the Company of $17.0 million in 3Q21, up 6.7% compared to 2Q21 • Diluted earnings per share was $0.45 for 3Q21, compared to $0.42 in 2Q21 • Total gross loans were $5.5 billion compared to $5.6 billion in 2Q21 • Classified certain NY loans as available for sale • Total deposits were $5.6 billion compared to $5.7 billion in 2Q21 • Core deposits were $4.2 billion, up $141.7 million compared to 2Q21. Noninterest bearing deposits of $1.21 billion compared to $1.07 billion as of 2Q21 • Average cost of total deposits decreased to 0.44% in 3Q21 from 0.52% in 2Q21 • AUMs totaled $2.2 billion, up $55.8 million, or 2.6%, from 2Q21 Earnings (1) Non-GAAP Financial Measure.

8 amerantbank.com Key Actions - 3Q21 Several key actions of note, among others: – Non-performing loans decreased 31.7%, compared to 2Q21; approximately $16.4 million from charge-offs (previously fully reserved), $13 million from upgrades and $9.4 million transferred to OREO – Continued downward repricing of customer time deposits, further lowering their average volumes as well as cost by 7 bps q-o-q, which represents annualized savings of approximately $2.2 million; also increased non- interest bearing deposits by $144.5 million in 3Q21 – Closed Wellington branch in 4Q21; negotiated lease and received approval from the OCC for a new downtown Miami branch; scheduled to open late 2022 – Negotiated and signed new lease on a new 56,494-square-foot space in Miramar FL, relocating operations center from Doral FL and lowering square footage and annual cost by 45,000 Sqft and approximately $0.9 million, respectively. – Treasury management build-out completed as we added 3 more team members to the sales and service teams in both Florida and Texas; added 3 more RMs to C&I team (1 in FL, 2 in TX) and 2 business development officers to Wealth Management in TX – Implemented both previously announced fintech initiatives Numerated and Marstone during 3Q21; signed new agreements with leading technology platforms Alloy and ClickSWITCH to further enhance account opening process – Completed process improvement analysis with well-known third party to improve customer experience and drive additional efficiency; announced Company's actions on November 4, 2021 – Launched new brand awareness campaign based on tagline "Imagine a Bank" via billboard, social media; also announced new partnership with NHL Florida Panthers for 2021-2022 season – Appointed Chief Diversity & Inclusion Officer in September 2021 as one more step in our commitment to ESG

9 amerantbank.com 77.8% 74.2% 2Q21 3Q21 18.8% 21.5% 2Q21 3Q21 12.9% 13.3% 2Q21 3Q21 2.81% 2.94% 2Q21 3Q21 Focused on Key Performance Metrics Robust Deposit Base Robust Capital Position Higher Operating Profitability Rationalizing Cost Structure (1) Calculated based upon the average daily balance of total assets. (2) Calculated based upon the average daily balance of stockholders' equity. (3) Excludes loans held for sale. 1.86% 1.59% 2Q21 3Q21 Strong Credit Coverage 0.83% 0.90% 2Q21 3Q21 Improved Profitability 8.11% 8.38% 2Q21 3Q21 NIB Deposits/ Total Deposits Tier 1 Capital Ratio Net Interest Margin Efficiency Ratio ALL / Total Loans (3)ROA (1) ROE (2)

10 amerantbank.com Amerant Mortgage ("AMTM") • Venture launched on Dec. 8, 2020 • Started taking applications on May 24, 2021 • Amerant Bank owns 51% and has 3 of 5 board seats; provides a line of credit of $10 million and a warehouse line for mortgage origination Data as of September 30, 2021 In Thousands Highlights

11 amerantbank.com Fixed vs. Floating 88.9% 11.1% U.S. Gov't sponsored enterprises 41.0% U.S. Gov't agency 29.1% Municipals 0.2% Corporate debt 29.5% US treasury 0.2% $1,317.7 $1,194.1 $1,220.4 $61.7 $93.3 $130.5 $24.4 $24.0 $23.9 2.26% 2.14% 2.25% 3Q20 2Q21 3Q21 0 500 1,000 1,500 86.7% 13.3% • Effective duration extended vs. 2Q21 due to lower expected prepayments in light of higher long term rates during 3Q21 Investment Portfolio Balances and Yields (1) Available for Sale (AFS) Held to Maturity (HTM) Highlights Sep. 2020 (2) Sep. 2021 Floating rate Fixed rate Available for Sale Securities by Type September 30, 2021 2.4 yrs Effective Duration ($ in millions) Marketable Equity Securities (1) Excludes Federal Reserve Bank and FHLB stock (2) Hybrid investments are classified based on current rate (fixed or float) Yield 3.7 yrs Effective Duration

12 amerantbank.com 50.4% 48.6% 48.5% 48.5% 48.1% 20.5% 20.1% 19.5% 18.1% 16.9% 15.8% 16.2% 16.3% 16.8% 17.1% 10.1% 10.9% 10.9% 11.0% 11.4% 3.2% 4.2% 4.8% 5.5% 6.5% 3.64% 3.76% 3.77% 3.89 3.92% 3Q20 4Q20 1Q21 2Q21 3Q21 66.5% 66.2% 66.1% 65.5% 68.2% 17.9% 17.8% 18.0% 18.4% 17.2% 12.6% 12.9% 12.9% 13.1% 11.4% 3.0% 3.1% 3.0% 3.0% 3.1% 3Q20 4Q20 1Q21 2Q21 3Q21 Consumer CRE Commercial and FI & Acceptances Owner Occupied Single Family Residential Loan Portfolio Highlights Loan Composition (1) Geographic Mix (Domestic) • Lower loan balances resulting from high level of prepayments in both CRE and C&I and delays in expected closings at quarter-end • Consumer loans include approximately $263.0 million in higher-yielding indirect U.S. consumer loans • $219 million NY loans classified as available for sale (1) Florida Texas New York Average Loan Yield Other (2) (1) Includes loans held for investment and loans held for sale (2) Consists of international loans which are collateralized

13 amerantbank.com New York LPO Update • As announced in our 2Q21 call, AMTB officially closed the NYC loan production office • Reduced staff from 6 to 1 FTEs • Sub-lease of former office at 52nd and Madison expected to commence in 4Q21 • Elected to market and sell portion of portfolio in 3Q21 to shorten duration and significantly reduce number of loans being serviced; balances shown as available for sale As of Sep 30, 2021 Contractual Maturity Schedule:

14

Credit Quality

Non-Performing Assets [1] / Total Assets


1.08%
1.13%
1.16%
1.61%
1.24%
3Q20
4Q20
1Q21
2Q21
3Q21

Allowance for Loan Losses
($ in millions)


$116.8
$110.9
$110.9
$104.2
$83.4
1.97%
1.90%
1.93%
1.86%
1.59%
3Q20
4Q20
1Q21
2Q21
3Q21
Allowance for Loan Losses
ALL as a % of Total Loans

Allowance for Loan Losses / Total NPL


1.4x
1.3x
1.2x
0.9x
1.0x
3Q20
4Q20
1Q21
2Q21
3Q21

Net Charge-Offs / Average Total Loans [2][3]


1.41%
0.40%
—%
0.12%
1.16%
3Q20
4Q20
1Q21
2Q21
3Q21

- Credit quality remains sound and reserve coverage is strong; released $5.0 million from the ALL in 3Q21 and 2Q21, respectively
- Over 80% of Non-Performing Loans over $1 million and secured with RE collateral have independent third-party collateral valuations performed during 2021 supporting current ALL levels
- Net charge-offs totaled $15.7 million in 3Q21, from which $5.7 million were in connection with the Coffee Trader relationship and $16.4 million were reserved for in previous quarters as a result of impairment analysis performed on non-performing loans

[1] Non-performing assets include all accruing loans past due 90 days or more, all nonaccrual loans, restructured loans that are considered TDRs, and OREO properties acquired through or in lieu of foreclosure.
[2] Annualized and calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan fees and costs, excluding the allowance for loan losses. During the third quarter of 2021 and 2020, the Company charged off $5.7 million and $19.3 million, respectively against the allowance for loan losses as result of the deterioration of one commercial loan relationship.
[3] Total Loans exclude loans held for sale.

amerantbank.com

AMERANT

15 amerantbank.com $5,878 $5,732 $5,678 $5,674 $5,626 $2,686 $2,679 $2,759 $2,835 $2,875 $1,767 $1,547 $1,388 $1,243 $1,107 $508 $634 $553 $531 $433 $917 $872 $978 $1,066 $1,211 0.82% 0.69% 0.60% 0.52% 0.44% 3Q20 4Q20 1Q21 2Q21 3Q21 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 $3,031 $2,635 $2,529 $2,535 2018 2019 2020 3Q21 $3,001 $3,122 $3,203 $3,091 2018 2019 2020 3Q21 Domestic Deposits ($ in millions) Deposit Highlights Deposit Composition 55% International Deposits ($ in millions) Mix by Country of Domicile Transaction Deposits Customer CDs Brokered Deposits (1) Cost of total Deposits (2) ($ in millions, except for percentages) 45% (1) 3Q21, 2Q21, 1Q21, 4Q20 and 3Q20 include brokered transaction deposits of $97 million, $141 million, $58 million, $140 million and $22 million, respectively, and brokered time deposits of $336 million, $390 million, $494 million, $494 million and $487 million, respectively. (2) Annualized and calculated based upon the average daily balance of total deposits. Noninterest Bearing Demand Deposits

16 amerantbank.com $45.4 $48.7 $47.6 $50.0 $51.8 2.39% 2.61% 2.66% 2.81% 2.94% Net Interest Income NIM 3Q20 4Q20 1Q21 2Q21 2Q21 0 10 20 30 40 50 60 Net Interest Income and NIM Net Interest Income (NII) and NIM (%) Commentary ($ in millions, except for percentages) NII increased in 3Q21 primarily due to: • Lower overall cost of deposits: – Declines in average CD balances – Downward repricing of CDs – Increase in average NIB deposits balances • Higher average loan and investment yields • Higher investment portfolio average balances due to redeployment of excess cash and cash equivalents • Lower cost and average balances on FHLB advances and borrowings NII decreased in 3Q21 primarily due to: • Lower average loan balances due to higher prepayments and lower loan demand

17 amerantbank.com $20.4 $11.5 $14.2 $15.7 $13.4 $3.9 $4.2 $4.1 $4.3 $4.3 $4.3 $4.2 $4.6 $4.4 $4.6 $8.6 $1.0 $2.6 $1.3 $3.6 $2.1 $2.9 $5.7 $4.5 3Q20 4Q20 1Q21 2Q21 3Q21 0 2 4 6 8 10 12 14 16 18 20 22 7% 93% 11% 89% Noninterest Income Mix Noninterest Income Mix Commentary Assets Under Management/Custody Deposits and service fees Brokerage, advisory and fiduciary activities Other noninterest income $2.2B Domestic International 3Q213Q20 $1.8B ($ in millions) Securities gains, net (1) Noninterest income decreased in 3Q21 primarily due to: • The following nonrecurring items recorded in 2Q21: – $3.8 million net gain in connection with the sale of $95.1 million of PPP loans in May 2021 – $2.5 million net loss on early extinguishment of FHLB advances recorded in 2Q21 – $1.3 million in net gain on sale of securities recorded in 2Q21 • Decrease of $0.8 million in customer derivative income Noninterest income increased in 3Q21 primarily due to: • $0.2 million in fees from brokerage, advisory and fiduciary activities • $0.7 million in mortgage banking income (1) In 3Q21 we had securities losses of $54 thousand.

18 amerantbank.com $45.5 $51.6 $43.6 $51.1 $48.4 $28.3 $32.3 $26.4 $30.8 $29.1 $17.2 $19.3 $17.2 $20.3 $19.3 807 713 731 719 733 3Q20 4Q20 1Q21 2Q21 3Q21 10 20 30 40 50 60 Noninterest Expense Noninterest Expense Mix Commentary Other operating expenses Salaries and employee benefits FTE ($ in millions, except for FTEs) FTEs by company 3Q20 4Q20 1Q21 2Q21 3Q21 Amerant Bank and other subisdiaries 807 709 721 681 681 Amerant Mortgage — 4 10 38 52 TOTAL 807 713 731 719 733 • Noninterest expense decreased in 3Q21 primarily due to: – Lower salaries and employee benefits expenses resulting from the nonrecurring of the $3.3 million in severance expenses recorded in 2Q21 – Lower occupancy and equipment expenses resulting from the nonrecurring of $0.8 million lease impairment charge in connection with the closing of the NYC LPO – Lower consulting, legal and other professional fees • Noninterest expense increased in 3Q21 primarily due to: – Higher variable compensation expenses resulting from higher estimated payouts under the Company's variable compensation programs as well as higher salaries and employee benefits expenses in connection with new hires in the mortgage banking business

19 amerantbank.com (As of September 30, 2021) Fixed 53% Adjustable 47% Interest Rate Sensitivity By Interest TypeBy Rate Type By Repricing Term Loan Portfolio & Repricing Detail Impact on NII from Interest Rate Change (1) Net Interest Income Change from base <1 year 52% 1-3 years 10% 4-5 years 10% 5+ years 28% ($ in M ill io ns ) (As of September 30, 2021) Swap 4% Fixed 53% UST 1% Libor 33% Prime 9% $209 $211 $214 $217 $219 -50 bps -25 bps BASE +25 bps +50 bps 160 180 200 -2.3% -1.2% 0.0% 2.3% 1.4% (1) NII and percentage change represents the base scenario of net interest income. The base scenario assumes (i) flat interest rates over the next 12 months, (ii) that total financial instrument balances are kept constant over time and (iii) that interest rate shocks are instant and parallel to the yield curve

20

Initiatives Update

Deposits First

- Increased percentage of noninterest-bearing deposits to total deposits and reduced brokered deposits to total deposits towards our targets of 25% and 5%, respectively; loan to deposit ratio in mid 90% range
- Added talent and capabilities to our treasury management sales force and support team
- Continued work on enhancing a completely digital onboarding platform

Brand Awareness

- Improved branch, ATM signage and branding items
- Continued emphasis on active public relations and social media
- Recent Chief Marketing Officer hire and team working on new campaigns with Zimmerman Advertising
- Announced partnership with NHL Florida Panthers for 2021-2022 season
- Launched "Imagine a Bank" campaign via billboards and social media

Rationalization of Business Lines and Geographies

- Completed closing of loan production office in New York City; sub-lease space expected to commence in 4Q21
- Closed one branch in 4Q21; received regulatory approval for new branch in downtown Miami to open late 2022
- Treasury management build-out completed; key additions to C&I, Wealth Management teams
- Amerant Mortgage commenced operations in May and continues to add to team and capabilities
- Partnerships with leading fintechs for enhanced capabilities: Numerated and Marstone announced in 2Q21, Alloy and ClickSwitch announced 3Q21

Path to 60% Efficiency Ratio

- Restructured/paid off FHLB advances
- Continued strategic downward repricing of customer time deposits; also not replacing maturing brokered deposits
- Outsourced internal audit function; rationalized size and structure of other support area functions
- Launched process improvement initiative to improve customer experience and drive efficiency; on Nov. 4, 2021, announced outsourcing agreement with FIS to drive business transformation initiative

amerantbank.com

AMERANT

21 amerantbank.com Initiatives Update Focused on increasing profitability and shareholder value • As announced on Sep. 13th, the Company intends to effect a clean-up merger, subject to shareholder approval, providing for: – Each outstanding share of Class B common stock to be automatically converted to 0.95 of a share of Class A common stock – A new class of non-voting Class A common stock to be created • Following the Merger: – If a shareholder, together with its affiliates, would own more than 8.9% of the total outstanding Class A shares its holdings in excess of such 8.9% will be converted into shares of the new non- voting Class A common stock. – No shares of Class B common stock will remain outstanding – All shareholders holding fractional shares will receive a cash payment in lieu of such fractional shares – Any holder owning fewer than 100 shares of Class A common stock will receive cash in lieu of Class A common stock • The Company expects to hold a special shareholders meeting to seek approval of the Merger on November 15, 2021 • On Sep. 10th, the BOD authorized a new share repurchase program, under which the Company may purchase, from time to time, up to $50 million of Class A common stock. Class B repurchase plan was terminated. Capital Structure Optimization • Implementing diversity and inclusion program to improve and maintain an authentic inclusive culture; announced new chief diversity and inclusion officer to lead the program • Executing several initiatives that consider the environmental impact of our direct operations • Developed governance structure for the ESG Program; framework in place • Officially launching program in 4Q21 and intend to share first ESG Report in 2Q22 • Installed charging stations for EVs in Headquarters building ESG

22 amerantbank.com Business Transformation Announcement On November 4, 2021 Amerant announced a new multi-year outsourcing agreement with financial technology leader FIS®, as follows: – FIS to assume full responsibility over a significant number of the Bank’s support functions and staff, including certain back-office operations – Amerant will leverage FIS’s expertise to create powerful service capabilities for its customers and reduce the Company's operating expenses by outsourcing 90 positions to FIS – The Company expects to realize estimated net pre-tax annual savings of approximately $12 million, or $3 million per quarter, starting in 2022. – No one-time expenses incurred; no severance costs expected as positions are being transferred to FIS and personnel are being re-badged – Through this partnership, Amerant expects to achieve greater operational efficiencies and deliver advanced solutions and services to its customers

23 amerantbank.com Brand Awareness

24 amerantbank.com Brand Awareness

amerantbank.com Appendices

26 amerantbank.com Appendix 1 Summary Financial Statements (1) Includes debt securities available for sale, held to maturity and equity securities with readily determinable fair value not held for trading. FHLB and FRB stock are included in "Other Assets" (2) Includes the effect of adopting ASU 2016-02 (Leases) in 1Q21. (3) The balance of Senior Notes are presented net of direct issuance cost which is deferred and amortized over 5 years (4) The Company records net loss attributable to non-controlling interest in its consolidated statement of operations equal to the percentage of the economic or ownership interest retained in the interest of Amerant Mortgage, and presents non-controlling interest as a component of stockholders' equity on the consolidated balance sheets. September 30, December 31, (in millions) 2021 2020 2019 2018 Assets Cash and cash equivalents $166.2 $214.4 $121.3 $85.7 Total Securities (1) 1,375.0 1,307.6 1,666.5 1,671.2 Mortgage Loans Held for Sale, at fair value 5.8 — — — Loans held for sale, at lower of cost or fair value 219.1 — — — Loans held for investment, Gross 5,254.0 5,842.3 5,744.3 5,920.2 Allowance for Loan Losses 83.4 110.9 52.2 61.8 Loans held for invesment, net 5,170.6 5,731.4 5,692.1 5,858.4 Premises & Equipment, net 108.9 110.0 128.8 123.5 Goodwill 19.5 19.5 19.5 19.2 Bank Owned Life Insurance 221.6 217.5 211.9 206.1 Other Assets (2) 202.6 170.5 145.3 160.1 Total Assets $7,489.3 $7,770.9 $7,985.4 $8,124.3 Liabilities Total Deposits $5,626.4 $5,731.6 $5,757.1 $6,032.7 Advances from the Federal Home Loan Bank and Other Borrowings 809.1 1,050.0 1,235.0 1,166.0 Senior notes (3) 58.8 58.6 — — Junior Subordinated Debentures Held by Trust Subsidiaries 64.2 64.2 92.2 118.1 Accounts Payable, Accrued Liabilities and Other Liabilities (2) 118.1 83.1 66.3 60.1 Total Liabilities $6,676.6 $6,987.5 $7,150.7 $7,376.9 Stockholders' Equity Total Stockholders' Equity before noncontrolling interest 814.2 783.4 834.7 747.4 Noncontrolling interest (4) (1.5) — — — Total Stockholders' Equity 812.7 783.4 834.7 747.4 Total Liabilities and Stockholders' Equity $7,489.3 $7,770.9 $7,985.4 $8,124.3

27 amerantbank.com Appendix 1 Summary Financial Statements (cont’d) Nine months ended (in thousands) September 30, 2021 2020 2019 2018 Total Interest Income $182,915 $260,554 $312,974 $309,358 Total Interest Expense 33,554 71,002 99,886 90,319 Net Interest Income $149,361 $189,552 $161,826 $219,039 (Reversal of) Provision for Loan Losses (10,000) 88,620 (3,150) 375 Total Noninterest Income 43,331 73,470 57,110 53,875 Total Noninterest Expense 143,154 178,736 209,317 214,973 Income (Loss) before Income Tax (Expense) Benefit 59,538 (4,334) 64,031 57,566 Income Tax (Expense) Benefit (13,537) 2,612 (12,697) (11,733) Net Income (Loss) before attribution of noncontrolling interest $46,001 ($1,722) $51,334 $45,833 Noncontrolling interest (1) (1,451) — — — Net income (loss) attributable to Amerant Bancorp Inc. $47,452 ($1,722) $51,334 $45,833 (1) The Company records net loss attributable to non-controlling interest in its consolidated statement of operations equal to the percentage of the economic or ownership interest retained in the interest of Amerant Mortgage, and presents non-controlling interest as a component of stockholders' equity on the consolidated balance sheets.

28 amerantbank.com Explanation of Certain Non-GAAP Financial Measures This Presentation contains certain adjusted financial information, and their effects on noninterest income, noninterest expense, income taxes, net income, Core pre-provision net revenue, ROA and ROE and certain other financial ratios. These adjustments include: • the $1.7 million loss on the sale of the Beacon operations center during the fourth quarter of 2020 • the $2.8 million net gain on the sale of vacant Beacon land during the fourth quarter of 2019, • spin-off expenses totaling $6.7 million in 2018, beginning in the fourth quarter of 2017 and continuing to the fourth quarter of 2018, • the $6.4 million, $5.0 million, $11.9 million and $5.2 million in restructuring expenses in 2018, 2019, 2020 and the first nine months of 2021, respectively, related to staff reduction costs, legal and strategic advisory costs, rebranding costs, digital transformation costs, branch closure expenses and lease impairment charge • the effect of non-core banking activities such as the sale of loans and securities, and other non-recurring actions intended to improve customer service and operating performance The Company uses certain non-GAAP financial measures, within the meaning of SEC Regulation G, which are included in this Presentation to explain our results and which are used in our internal evaluation and management of the Company’s businesses. The Company’s management believes these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance and prospects for future performance. The Company believes these are especially useful in light of the effects of our spin-off and related restructuring expenses, as well as the sale of the Beacon operations center in the fourth quarter of 2020, the sale of the vacant Beacon land in the fourth quarter of 2019 and the effect of non-core banking activities such as the sale of loans and securities, and other non-recurring actions intended to improve customer service and operating performance. These as-adjusted measures are not in accordance with generally accepted accounting principles (“GAAP”). This Appendix 2 reconciles these adjustments to reported results. Appendix 2 Non-GAAP Financial Measures Reconciliations

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Appendix 2
Non-GAAP Financial Measures Reconciliations (cont'd)*

(in thousands)		3Q21 YTD		2020		2019		2018
Net income (loss) attributable to Amerant Bancorp Inc.	$	47,452	$	(1,722)	$	51,334	$	45,833
Plus: (reversal of) provision for loan losses		(10,000)		88,620		(3,150)		375
Plus: provision for income tax expense (benefit)		13,537		(2,612)		12,697		11,733
Pre-provision net revenue (PPNR)		50,989		84,286		60,881		57,941
Plus: restructuring costs before income tax effect		5,162		11,925		5,046		6,395
Plus: total Spin-off costs before income tax effect		—		—		—		6,667
Less: non-routine noninterest income items		(5,155)		(25,188)		(4,514)		117
Core pre-provision net revenue	$	50,996	$	71,023	$	61,413	$	71,120
Total noninterest income	$	43,331	$	73,470	$	57,110	$	53,875
Less non-routine noninterest income items								
Loss on sale of the Beacon operations center [1]		—		(1,729)		—		—
Securities gains (losses), net		3,857		26,990		2,605		(999)
(Loss) gain on early extinguishment of FHLB advances, net		(2,488)		(73)		(886)		882
Gain on sale of loans		3,786		—		—		—
Gain on sale of vacant Beacon land		—		—		2,795		—
Total non-routine noninterest income items		5,155		25,188		4,514		(117)
Core noninterest income	$	38,176	$	48,282	$	52,596	$	53,992
Total noninterest expenses	$	143,154	$	178,736	$	209,317	$	214,973
Less: Restructuring costs [2]:								
Staff reduction costs [3]		3,578		6,405		1,471		4,709
Legal and Consulting fees		412		—		—		—
Digital transformation expenses		362		3,116		—		—
Lease impairment charge		810		—		—		—
Branch closure expenses		—		2,404		—		—
Legal and strategy advisory costs		—		—		—		1,176
Rebranding costs		—		—		3,575		400
Other costs		—		—		—		110
Total restructuring costs		5,162		11,925		5,046		6,395
Less Spin-off costs:								
Legal fees		—		—		—	$	3,539
Additional contribution to non-qualified deferred compensation plan on behalf of participants to mitigate tax effects of unexpected early distribution due to spin-off [4]		—		—		—	$	1,200
Accounting and consulting fees		—		—		—	$	1,384
Other expenses		—		—		—		544
Total Spin-off costs		—		—		—		6,667
Core noninterest expense	$	137,992	$	166,811	$	204,271	$	201,911

(*) See footnotes in Slide 38

amerantbank.com

AMERANT

30 amerantbank.com (in thousands) 3Q21 YTD 2020 2019 2018 Net income (loss) attributable to Amerant Bancorp Inc. $ 47,452 $ (1,722) $ 51,334 $ 45,833 Plus after-tax restructuring costs: Restructuring costs before income tax effect 5,162 11,925 5,046 6,395 Income tax effect (5) (1,174) (7,187) (1,001) (1,303) Total after-tax restructuring costs 3,988 4,738 4,045 5,092 Plus after-tax total Spin-off costs: Total Spin-off costs before income tax effect — — — 6,667 Income tax effect (6) — — — 331 Total after-tax Spin-off costs — — — 6,998 Less before-tax non-routine items in noninterest income (5,155) (25,188) (4,514) 117 Income tax effect (5) 1,172 15,181 895 (24) Total after-tax non-routine items in noninterest income (3,983) (10,007) (3,619) 93 Core net income (loss) $ 47,457 $ (6,991) $ 51,760 $ 58,016 Basic earnings (loss) per share $ 1.27 $ (0.04) $ 1.21 $ 1.08 Plus: after tax impact of restructuring costs 0.11 0.11 0.09 0.12 Plus: after tax impact of total spin-off costs — — — 0.16 Less: after tax impact of non-routine noninterest income items (0.11) (0.24) (0.08) — Total core basic earnings per common share $ 1.27 $ (0.17) $ 1.22 $ 1.36 Diluted earnings (loss) per share (7) $ 1.26 $ (0.04) $ 1.20 $ 1.08 Plus: after tax impact of restructuring costs 0.11 0.11 0.09 0.12 Plus: after tax impact of total spin-off costs — — — 0.16 Less: after tax impact of non-routine noninterest income items (0.11) (0.24) (0.08) — Total core diluted earnings per common share $ 1.26 $ (0.17) $ 1.21 $ 1.36 Appendix 2 Non-GAAP Financial Measures Reconciliations (cont’d)* (*) See footnotes in Slide 38

31 amerantbank.com Appendix 2 Non-GAAP Financial Measures Reconciliations (cont’d)* 3Q21 YTD 2020 2019 2018 Net income (loss) / Average total assets (ROA) 0.83% (0.02) % 0.65% 0.55 % Plus: after tax impact of restructuring costs 0.07% 0.06% 0.05% 0.06 % Plus: after tax impact of total spin-off costs — % — % — % 0.08 % Less: after tax impact of non-routine noninterest income items -0.07% (0.13) % -0.05% — % Core net income (loss) / Average total assets (Core ROA) 0.83% (0.09) % 0.65% 0.69 % Net income (loss) / Average stockholders' equity (ROE) 8.01% (0.21) % 6.43% 6.29 % Plus: after tax impact of restructuring costs 0.67% 0.57% 0.51% 0.70 % Plus: after tax impact of total spin-off costs — % — % — % 0.96 % Less: after tax impact of non-routine noninterest income items -0.67% (1.19) % -0.45% 0.02 % Core net income (loss) / stockholders' equity (Core ROE) 8.01% (0.83) % 6.49% 7.97 % Efficiency ratio 74.29% 67.95% 77.47% 78.77 % Less: impact of restructuring costs -2.68% -4.51% -1.89% -2.34 % Less: impact of total spin-off costs 0.00% 0.00% 0.00% -2.44 % Plus: after tax impact of non-routine items in noninterest income 1.97% 6.70% 1.30% -0.04 % Core efficiency ratio 73.58% 70.14% 76.88% 73.95% (*) See footnotes in Slide 38

32

Appendix 2
Non-GAAP Financial Measures Reconciliations (cont'd)

(in thousands, except per share data and percentages)	3Q21 YTD	2020	2019	2018
Tangible common equity ratio:				
Stockholders' equity	$ 812,662	$ 783,421	$ 834,701	$ 747,418
Less: Goodwill and other intangibles [8]	(22,529)	(21,561)	(21,744)	(21,042)
Tangible common stockholders' equity	$ 790,133	$ 761,860	$ 812,957	$ 726,376
Total assets	7,489,305	7,770,893	7,985,399	8,124,347
Less: Goodwill and other intangibles [8]	(22,529)	(21,561)	(21,744)	(21,042)
Tangible assets	$ 7,466,776	$ 7,749,332	$ 7,963,655	$ 8,103,305
Common shares outstanding	37,487	37,843	43,146	43,183
Tangible common equity ratio	10.58 %	9.83 %	10.21 %	8.96 %
Stockholders' book value per common share	$ 21.68	$ 20.70	$ 19.35	$ 17.31
Tangible stockholders' book value per common share	$ 21.08	$ 20.13	$ 18.84	$ 16.82

(1) The Company leased-back the property for a 2-year term.

(2) Expenses incurred for actions designed to implement the Company's strategy as a new independent company. These actions include, but are not limited to, reductions in workforce, streamlining operational processes, rolling out the Amerant brand, implementation of new technology system applications, enhanced sales tools and training, expanded product offerings and improved customer analytics to identify opportunities.

(3) In the nine months ended September 30, 2021, includes expenses in connection with the departure of the Company's Chief Operating Officer and the elimination of various other support function positions, including the NYC LPO. In the fourth quarter of 2020, the Board of Directors of the Company adopted a voluntary early retirement plan for certain eligible long-term employees and an involuntary severance plan for certain other positions consistent with the Company's effort to streamline operations and better align its operating structure with its business activities. 31 employees elected to participate in the voluntary plan, all of whom retired on or before December 31, 2020. The involuntary plan impacted 31 employees most of whom no longer worked for the Company and/or its subsidiaries by December 31, 2020. On December 28, 2020, the Company determined the termination costs and annual savings related to the voluntary and involuntary plans. The Company incurred approximately $3.5 million and $1.8 million in one-time termination costs in the fourth quarter of 2020 in connection with the voluntary and involuntary plans, respectively, the majority of which will be paid over time in the form of installment payments until December 2021. The Company estimates that the voluntary and involuntary plans will yield estimated annual savings of approximately $4.2 million and $5.5 million, respectively, for combined estimated annual savings of approximately $9.7 million beginning in 2021.

(4) The spin-off caused an unexpected early distribution for U.S. federal income tax purposes from our deferred compensation plan. This distribution was taxable to plan participants as ordinary income during 2018. We partially compensated plan participants, in the aggregate amount of $1.2 million, for the higher tax expense they incurred as a result of the distribution increasing the plan participants' estimated effective federal income tax rates by recording a contribution to the plan on behalf of its participants. The after tax net effect of this $1.2 million contribution for the period ended September 30, 2018, was approximately $952,000. As a result of the early taxable distribution to plan participants, we expensed and deducted for federal income tax purposes, previously deferred compensation of approximately $8.1 million, resulting in an estimated tax credit of $1.7 million, which exceeded the amount of the tax gross-up paid to plan participants.

(5) In the nine months ended September 30, 2021 and in 2020, 2019 and 2018, amounts were calculated based upon the effective tax rate for the periods of 22.74%, 60.27%, 19.83% and 20.38%, respectively.

(6) Calculated based upon the estimated annual effective tax rate for the periods, which excludes the tax effect of discrete items, and the amounts that resulted from the permanent difference between spin-off costs that are non-deductible for Federal and state income tax purposes, and total spin-off costs recognized in the consolidated financial statements. The estimated annual effective rate applied for the calculation differs from the reported effective tax rate since it is based on a different mix of statutory rates applicable to these expenses and to the rates applicable to the Company and its subsidiaries.

(7) In the nine months ended September 30, 2021, potential dilutive instruments consisted of unvested shares of restricted stock, restricted stock units and performance share units (unvested share of restricted stock and restricted stock units for all of the other periods shown). In 2020, potential dilutive instruments were not included in the dilutive earnings per share computation because the Company reported a net loss and their inclusion would have an antidilutive effect. In the nine months ended September 30, 2021 and in 2019, potential dilutive instruments were included in the diluted earnings per share computation because, when the unamortized deferred compensation cost related to these shares was divided by the average market price per share in those periods, fewer shares would have been purchased than restricted shares assumed issued. Therefore, in those periods, such awards resulted in higher diluted weighted averages shares outstanding than basic weighted average shares outstanding, and had a dilutive effect in per share earnings.

(8) Other intangible assets consist of, among other things, mortgage servicing rights of $0.6 million at September 30, 2021, and are included in other assets in the Company's consolidated balance sheets. We had no mortgage servicing rights at any of the other periods shown.

amerantbank.com

AMERANT

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